CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation of our report dated March 19, 1998 appearing in the Annual Report on page F-1 of Form 10-KSB of Mediconsult.com Inc. for the year ended December 31, 1997, in the Company's Registration Statement on Form S-8, SEC File No. 33-32289.


/s/ Coopers & Lybrand
COOPERS & LYBRAND

Hamilton, Bermuda
April 15, 1998